UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ATOSSA THERAPEUTICS, INC.
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Atossa Therapeutics, Inc.

107 Spring Street

Seattle, Washington 98104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2021 at 1:00 p.m. PT

Virtual Meeting Only

Technical Support Contact: VirtualMeeting@viewproxy.com or call 1-866-612-8937

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Atossa Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held virtually on May 14, 2021, at 1:00 p.m. Pacific time. Due to the public health impact of the coronavirus outbreak (COVID19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. For more information, see “General Information—About the Meeting – What do I need to do to virtually attend the annual meeting via live audio webcast?” Only stockholders of record who held common stock at the close of business on the record date, March 24, 2021 (the “Record Date”), may attend virtually and vote virtually at the Annual Meeting, including any adjournment or postponement thereof.

At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of two Class III directors named in the Proxy Statement; (2) the ratification of the selection of BDO USA LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) the approval to increase authorized shares under the Atossa Therapeutics, Inc. 2020 Incentive Plan (the “Plan”) by 15,000,000 shares; (4) approval of an amendment to the certificate of incorporation to increase the number of shares of authorized common stock by 325,000,000 shares; (5) an advisory (non-binding) vote on the Company’s executive compensation; and (6) the transaction of any other business that may properly come before the meeting or any adjournment thereof.

No other items of business are expected to be considered at the meeting and no other director nominees will be entertained, pursuant to the Company’s Bylaws. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each nominee and FOR each other proposal. After reading the Proxy Statement, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING VIRTUALLY. Stockholders of record on the record date may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement.

A copy of the Atossa Therapeutics, Inc. 2020 Annual Report has been mailed with this Proxy Statement to all stockholders entitled to notice of and to vote at the virtual Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Steven C. Quay, M.D., Ph.D.

Chairman of the Board, President and

Chief Executive Officer

April 15, 2021

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE MEETING VIRTUALLY AND IF YOU ARE A STOCKHOLDER OF RECORD ON THE RECORD DATE YOU MAY VOTE ON-LINE OR VIA THE PHONE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE VIRTUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM YOUR BROKER.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON MAY 14, 2021:  THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.VIEWPROXY.COM/ATOSSATHERAPEUTICS/2021.

107 Spring Street
Seattle, Washington 98104

PROXY STATEMENT FOR
2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2021 AT 1:00 P.M. PACIFIC TIME

VIRTUAL MEETING ONLY

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Atossa Therapeutics, Inc. (“Atossa” or the “Company”) for use at the Company’s 2021 Annual Meeting of Stockholders. Due to the public health impact of the coronavirus outbreak (COVID19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. For more information, see “General Information—How do I attend and vote shares at the virtual Annual Meeting?” This Proxy Statement and the accompanying form of proxy will be mailed to our stockholders on or about April 15, 2021. Unless otherwise indicated herein, this Proxy Statement speaks as of the close of business on March 24, 2021, which is the record date for the annual meeting (the “Record Date”).

For a proxy to be effective, it must be properly executed and received prior to the annual meeting. Each proxy properly tendered will, unless otherwise directed by the stockholder, be voted for the proposals and nominees described in this Proxy Statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

The Company will pay all of the costs of soliciting proxies. We will provide copies of this Proxy Statement, notice of annual meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile, or personal solicitation; however, we will not pay them additional compensation for any of these services.

Only holders of record of our common stock (“common stock”) at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting. On the Record Date, there were a total of 120,824,368 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters to be voted upon at the annual meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. The presence, virtually or by proxy, of the holders of a majority of the outstanding shares of common stock on the Record Date will constitute a quorum for the transaction of business at the annual meeting and any adjournment thereof.

Persons who hold shares of Atossa common stock directly on the Record Date and not through a broker, bank or other financial institution (“record holders”) may vote by the following methods:

●	Vote by proxy - You may complete, sign and return a proxy card;

●	Vote by attendance - You may virtually attend the annual meeting and virtually vote at the meeting.

●

Proxy Vote by Internet - As explained in greater detail in the Notice of Internet Availability of Proxy Materials, mailed on or about April 15, 2021 to stockholders of record who held common stock at the close of business on the Record Date, you may use the Internet to transmit your voting instructions up until 12:59 PM Eastern Daylight Time on May 13, 2021 by going to the website http://www.FCRvote.com/ATOS. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●

Proxy Vote by Phone - You may use any touch-tone telephone to transmit your voting instructions up until 12:59 PM Eastern Daylight Time on May 13, 2021 by calling the toll-free number 1-866-402-3905. Have your proxy card in hand when you call and then follow the instructions.

Persons who hold shares of Atossa common stock indirectly on the Record Date through a brokerage firm, bank or other financial institution (“beneficial holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may either vote these shares on behalf of the beneficial holders or return a proxy leaving these shares un-voted (a “broker non-vote”).

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposals expected to be acted upon at the annual meeting is described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Proposal No. 2 — Ratification of selection of independent registered public accounting firm. This proposal must be approved by a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal. As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

Proposal No. 3 — Approval of the 2021 amendment to the Atossa Therapeutics, Inc. 2020 Incentive Plan to increase the authorized shares under the Plan by 15,000,000 shares. This proposal must be approved by a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal. As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

Proposal No. 4 — Approval of an amendment to Atossa’s certificate of incorporation to increase the number of authorized shares of common stock by 325,000,000 shares.  This proposal must be approved by the affirmative vote of the holders of a majority of the common stock outstanding and entitled to vote on the Record Date. As a result, abstentions and broker non-votes will have the same effect as voting against this proposal.

Proposal No. 5 — Advisory (non-binding) vote on executive compensation.  This advisory proposal will be approved if a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal. As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

We encourage you to vote by returning your proxy or voting instruction form or if you are a record holder by voting on-line or via phone. By voting in advance of the meeting, this ensures that your shares will be voted and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting. Any record holder of our common stock may attend the annual meeting virtually and may revoke the enclosed form of proxy at any time by:

●	executing and delivering to the corporate Secretary a later-dated proxy (not by internet or phone);

●	delivering a written revocation to the corporate Secretary before the meeting; or

●	voting in online http://www.FCRvote.com/ATOS during the virtual annual meeting.

Beneficial holders of our common stock who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting virtually and vote during the virtual meeting should contact their brokerage firm, bank or other financial institution holding shares of Atossa on their behalf in order to obtain a “legal proxy,” which will allow them vote during the meeting virtually. Without a legal proxy, beneficial holders cannot vote at the virtual annual meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf.

FOR TECHNICAL SUPPORT PRIOR TO OR DURING THE ANNUAL MEETING, PLEASE CONTACT:

VirtualMeeting@viewproxy.com or call 1-866-612-8937

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board is to be divided into three classes as nearly equal in number as reasonably possible, with directors in each class serving three-year terms. The total Board size is currently fixed at six directors. Currently, the Class III directors (whose terms expire at the 2021 annual meeting of stockholders) are Shu-Chih Chen, Ph,D., and H. Lawrence Remmel, Esq,. The Class I directors (whose terms expire at the 2022 annual meeting of stockholders) are Steven C. Quay, M.D., Ph,D., and Gregory L. Weaver. The Class II directors (whose terms expire at the 2023 annual meeting of stockholders) are Stephen J. Galli, M.D., and Richard I. Steinhart. Class III directors elected at the annual meeting will hold office until the 2024 annual meeting of stockholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the Bylaws of the Company.

As described below, the Board has nominated Shu-Chih Chen, Ph,D., and H. Lawrence Remmel, Esq. for reelection as Class III directors at the annual meeting. Both nominees have indicated their willingness to serve if elected. Should either of the nominees become unavailable for election at the annual meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board.

Nomination of Directors

The Nominating and Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Nominating and Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Nominating and Governance Committee considers each potential nominee’s personal and professional ethics, integrity and values, business acumen, interest in the Company and commitment to representing the long-term interests of the stockholders. The Nominating and Governance Committee also seeks to have a Board that encompasses a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. These criteria are set forth in our Corporate Governance Guidelines, a copy of which is available on our website at www.atossatherapeutics.com/investors/governance/governance-documents.

After reviewing the qualifications of potential Board candidates, the Nominating and Governance Committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the Nominating and Governance Committee, the Board nominated Shu-Chih Chen, Ph.D., and H. Lawrence Remmel, Esq. for reelection as Class III directors. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the annual meeting.

The Nominating and Governance Committee considers stockholder nominees using the same criteria set forth above. Stockholders who wish to present a potential nominee to the Nominating and Governance Committee for consideration for election at a future annual meeting of stockholders must provide the Nominating and Governance Committee with notice of the nomination and certain information regarding the candidate within the time periods set forth below under the caption “Stockholder Proposals.”

Although the Nominating and Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

Nominees and Incumbent Directors

The Nominating and Governance Committee has recommended, and the Board has nominated, Shu-Chih Chen, Ph,D., and H. Lawrence Remmel, Esq. to be reelected Class III directors at the annual meeting. The following table sets forth the following information for these nominees and the Company’s continuing directors: the year each was first elected a director of the Company; their respective ages as of the date of filing of this Proxy Statement; the positions currently held with the Company; the year their current term will expire; and their current class.

Nominee/Director Name and Year First Became a Director	Age	Position(s) with the Company	Year Current Term Expires	Current Director Class
Nominees for Class III Directors:
Shu-Chih Chen, Ph.D. (2009)	59	Director	2021	III
H. Lawrence Remmel, Esq. (2012)	69	Director	2021	III

Continuing Directors:
Steven C. Quay, M.D., Ph.D. (2009)	70	Chairman of the Board of Directors, President and Chief Executive Officer	2022	I
Gregory L. Weaver (2013)	64	Director	2022	I
Stephen J. Galli, M.D. (2011)	74	Director	2023	II
Richard I. Steinhart (2014)	63	Director	2023	II

Class III Directors Nominated for Election

The following persons have been nominated by the Board to be elected as Class III directors at the 2021 annual meeting.

Shu-Chih Chen, Ph.D. Dr. Chen has served as a director since April 2009. She was a founder of the Company and served as Chief Scientific Officer of the Company since it was incorporated in April 2009 through August 2014. She was an Associate Professor at National Yang Ming University, Taipei, Taiwan, and served as the principal investigator of an NIH RO1 grant studying tumor suppression by gap junction protein connexin 43 at the Department of Molecular Medicine at Northwest Hospital, Seattle, WA. She has two issued U.S. patents and 20 pending U.S. patent applications related to cancer therapeutics. Dr. Chen received her Ph.D. degree in microbiology and public health from Michigan State University in 1992 and has published extensively on molecular oncology. She received her B.S. degree in medical technology from National Yang Ming University, Taipei, Taiwan in 1984. Dr. Chen was selected to serve on the Company’s Board of Directors because of her role as a founder of the Company and her qualifications in medical technology and as a professor and researcher in the field of cancer therapeutics.

H. Lawrence Remmel, Esq. Mr. Remmel has served as a director of the Company since February 2012. He is currently a partner of the law firm Pryor Cashman LLP, located in New York City, where he chairs the Banking and Finance practice group. Mr. Remmel joined Pryor Cashman in 1988. His practice includes corporate and banking financings, issues relating to the Investment Company Act of 1940, and intellectual property and licensing issues, in particular in the biotechnology and biocosmeceutical areas. Mr. Remmel served on the Board of Advisors of CytoDel, LLC, an early stage bio-pharmaceutical company developing products for bio-defense, neuronal drug delivery, and musculoskeletal and aesthetic medicine. In February 2018, he became a director of CytoDel, Inc., the successor to CytoDel LLC. In March 2019 he became a director of Aufbau Holdings Limited, an Irish limited company, developing therapeutics in ophthalmology and other areas. He was an associate of the law firm Reboul, MacMurray, Hewitt, Maynard & Kristol from 1984 to 1988, and began his legal career at Carter, Ledyard & Milburn, where he was an associate from 1979 to 1984. He was admitted to the New York bar in 1980 and is a member of the New York State Bar Association. He received his J.D. from the Washington & Lee University School of Law in 1979 and his B.A. from Princeton University in 1975. He currently is a doctoral candidate in the Graduate School of Life Sciences of the University of Utrecht, in the Department of Clinical and Translational Oncology, with a thesis project in hyperplasia and early stage breast cancer. Mr. Remmel has been selected to serve on the Company’s Board of Directors because of his substantial experience as a corporate attorney advising biotechnology companies and his familiarity with the fiduciary duties and the regulatory requirements affecting publicly traded companies.

Class I Directors Continuing in Office Until 2022

Steven C. Quay, M.D., Ph.D. Dr. Quay has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since the Company was incorporated in April 2009. Dr. Quay is certified in Anatomic Pathology with the American Board of Pathology, completed both an internship and residency in anatomic pathology at Massachusetts General Hospital, a Harvard Medical School teaching hospital, and is a former faculty member of the Department of Pathology, Stanford University School of Medicine. Dr. Quay is a named inventor on 87 U.S. patents, 139 pending U.S. patent applications, and is named inventor on patents covering seven pharmaceutical products that have been approved by the U.S. Food and Drug Administration. Dr. Quay received an M.D. in 1977 and a Ph.D. in 1975 from the University of Michigan. He received his B.A. degree in biology, chemistry and mathematics from Western Michigan University in 1971. He was selected to serve on the Company’s Board of Directors because of his role as a founder of the Company, as well as his qualifications as a physician and the principal researcher overseeing the clinical and regulatory development of the Company’s pharmaceutical programs.

Gregory L. Weaver. Mr. Weaver has served as a director of the Company since October 2013. Mr. Weaver served as Chief Financial Officer of Eloxx Pharmaceuticals, Inc. (Nasdaq: ELOX) a publicly traded biotech company from September 2017 to March 2020. Mr. Weaver previously served as the Chief Financial Officer from October 2015 to August 2017 with ProMetic Life Sciences, and from January to October 2015 with Oryzon Genomics. Mr. Weaver received his undergraduate degree in finance from Trinity University and his MBA from Boston College. Mr. Weaver has been selected to serve on the Company’s Board of Directors because of his qualifications as a business executive and audit committee financial expert, and his current and prior experience as a Chief Financial Officer, director and committee member of public companies. From 2014 to January 2020, Mr. Weaver served on the board of directors of Egalet Corp., a publicly traded biotech company, and from September 2014 to January 2015 on the board of directors of Oryzon Genomics, a publicly traded biotech company.

Class II Directors Continuing in Office Until 2023

Stephen J. Galli, M.D. Dr. Galli has served as a director of the Company since July 2011. Dr. Galli has been a Professor of Pathology and of Microbiology & Immunology and the Mary Hewitt Loveless, M.D., Professor, Stanford University School of Medicine, Stanford, California since February 1999. He served as Chair of the Department of Pathology at Stanford University School of Medicine from 1999 to 2016. Before joining Stanford, he was on the faculty of Harvard Medical School. He holds 14 U.S. patents and has over 400 publications. He is past president of the American Society for Investigative Pathology, past president of the Collegium Internationale Allergologicum, and current president of the Pluto Club (Association of University Pathologists). In addition to receiving several awards for his research, he was recognized with the 2010 Stanford University President’s Award for Excellence through Diversity for his recruitment and support of women and underrepresented minorities at Stanford University. He received his B.A. degree in biology, magna cum laude, from Harvard College in 1968 and his M.D. degree from Harvard Medical School in 1973 and completed a residency in anatomic pathology at the Massachusetts General Hospital in 1977. Dr. Galli has been selected to serve on the Company’s Board of Directors because of his qualifications as a professor and physician, and his specialized expertise as a pathologist.

Richard I. Steinhart. Mr. Steinhart has served as a director of the Company since March 2014. Mr. Steinhart is currently the Senior Vice President and Chief Financial Officer of BioXcel Therapeutics, Inc. From October 2015 to June 2017, he was Vice President and Chief Financial Officer of Remedy Pharmaceuticals, Inc. a privately held pharmaceuticals company. From January 2014 until he joined Remedy Pharmaceuticals, Mr. Steinhart acted as an independent financial consultant to the Biotechnology and Medical Device Industries. From April 2006 to December 2013, Mr. Steinhart was an executive at MELA Sciences, Inc., serving as its Senior Vice President, Chief Financial Officer, Treasurer and Secretary. From 1992 to 2006, Mr. Steinhart was Managing Director at Forest St. Capital/SAE Ventures. Earlier, he served as Vice President and Chief Financial Officer at Emisphere Technologies from 1991 to 1992 and as General Partner and Chief Financial Officer of CW Group Inc. Mr. Steinhart is a Member of the Board of Directors of Actinium Pharmaceuticals where he is Chairman of the Audit Committee. From 2004 to 2012, Mr. Steinhart was a Member of the Board of Directors of Manhattan Pharmaceuticals and was Chairman of the Audit Committee. Mr. Steinhart received his B.B.A. and M.B.A. degrees from Pace University. Mr. Steinhart has been selected to serve on the Company's Board of Directors because of his qualifications as a business executive and audit committee financial expert, and his prior experience as a Chief Financial Officer, director and committee member of public companies.

Vote Required

The two nominees who receive the greatest number of affirmative votes of the shares present virtually or by proxy will be elected as Class III directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has selected BDO USA LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit the selection of BDO for ratification by our stockholders at the annual meeting.

The Company is not required to submit the selection of our independent registered public accounting firm for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of BDO. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. All fees incurred in fiscal 2020 for services rendered by BDO were approved in accordance with these policies. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that services performed by BDO in the fiscal year ended December 31, 2020 were compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Board Committees” and “Report of the Audit Committee.”

BDO has audited our annual financial statements as of December 31, 2020 and 2019. Representatives of BDO are expected to be present virtually at the annual meeting or by telephone, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Fees for Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by BDO for professional independent audit services rendered for the fiscal years ended December 31, 2020. These fees are for work invoiced in the fiscal year indicated.

2020
Audit Fees:
Consists of fees billed for audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements for that fiscal year including comfort letters, consents and expenses.	$344,440
Total All Fees	$344,440

Vote Required

Ratification of the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as voting against the proposal. Because broker non-votes are not counted as votes for or against this proposal, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

TO APPROVE THE INCREASE IN THE NUMBER OF SHARES

AUTHORIZED FOR ISSUANCE UNDER THE 2020 ATOSSA THERAPEUTICS, INC. STOCK INCENTIVE PLAN BY 15,000,000 SHARES

At the Annual Meeting, you are being asked to approve an amendment to increase the number of shares authorized for issuance under the 2020 Stock Incentive Plan (the “2020 Plan”) by 15,000,000 shares to a total of 18,000,000 shares authorized for issuance under the Plan  as explained below.

Initially, the total number of shares of common stock available for issuance under the 2020 Plan was 3,000,000 shares.

On March 29, 2021, the Board approved an amendment of the Plan, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance under the Plan by 15,000,000 shares, to a total of 18,000,000 shares. The Board adopted these amendments because it believes that:

●	additional shares are necessary to attract new employees and executives;
●	additional shares are needed to further the goal of retaining and motivating existing personnel; and
●	the issuance of options to employees is an integral component of the Company’s compensation policy.

As of March 24, 2021, options covering 2,330,000 shares of common stock with a weighted average exercise price of $1.79 and a weighted average remaining term of 9.2 years were outstanding under the 2020 Plan and options covering 4,737,436 shares of common stock with a weighted average exercise price of $3.21 and weighted average remaining term of 8.0 years were outstanding under the 2010 Plan. There remain available for future grant 670,000 shares of common stock under the 2020 Plan as of March 24, 2021. Assuming adoption of this Proposal No. 3, there will be a total of approximately 15,670,000 shares available for issuance under the 2020 Plan, which equals approximately 10.1% of the fully diluted common stock outstanding on March 24, 2021 including convertible preferred stock and common stock issuable upon exercise of outstanding options and warrants as of March 24, 2021.

Shares subject to outstanding awards may be returned to the 2020 Plan as a result of cancellations or expiration of awards.

A summary of the 2021 amendment to the 2020 Plan that the stockholders are being asked to approve under this Proposal 3 is as follows:

●	Increase in authorized shares as described above

Vote Required

Approval of the amendment to the 2020 Plan amendment requires the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as voting against the proposal. Because broker non-votes are not counted as votes for or against this proposal, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

PROPOSAL NO. 4

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY
325,000,000 SHARES.

At the Annual Meeting, you are being asked to approve an amendment to the certificate of incorporation to increase the number of authorized shares of common stock by 325,000,000 shares.

The total number of shares of common stock authorized for issuance is 175,000,000, par value $0.18 per share, and the total number of shares of preferred stock authorized for issuance is 10,000,000 shares, par value $0.001 per share, of which 619 Series B convertible preferred stock are outstanding.

As of March 24, 2021, there are a total of 171,402,145 shares of common stock were issued and outstanding or reserved for future issuance, consisting of the following: (i) 120,824,368 shares of common stock issued and outstanding, (ii) 7,067,436 shares of common stock reserved for future issuance upon exercise of options that have previously been granted, (iii) 176,136 shares of common stock reserved for future conversion of Series B convertible stock to common stock, (iv) 15,670,000 shares of common stock that will be reserved for issuance upon exercise of options subject to grant under the 2020 Plan if Proposal No. 3 above is approved by the stockholders, and (v) 27,664,205 shares of common stock issuable upon the exercise of outstanding warrants. This leaves only 3,597,855 shares of common stock available for future issuance.

The proposed amendment would amend and restate the first Paragraph of the Article IV of our Certificate of Incorporation as follows:

A.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000), consisting of Five Hundred Million (500,000,000) shares of common stock, par value $0.18 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Reasons for Amendment

We have not yet generated revenue and will continue to finance our commercial operations and research and development activities through use of our existing cash balances and financing activities, including the potential sale of our common stock, preferred stock, and warrants to purchase our stock. Because we have, as of March 24, 2021, only 3,597,855 shares of common stock available for issuance, our ability to raise funds to support our operations by selling common stock is limited.

Our Board desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional shares of common stock may be used for various purposes without further stockholder approval, subject to the rules of the Nasdaq stock market. These purposes may include raising capital to support future operations; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business or products through acquisitions and/or licensing arrangements; and other purposes. Having such additional authorized common stock available for issuance in the future would allow our Board to issue shares of our common stock without delay and enable us to engage in financing transactions and/or strategic alliances and take advantage of changing market and financial conditions on a timelier basis as determined by our Board.

General Effect of the Amendment

Upon stockholder approval of this Proposal 4, an amendment to the Certificate of Incorporation, which we refer to as the Amendment, will be filed with the Secretary of State of the State of Delaware and the number of authorized shares of our common stock will be increased from 175,000,000 shares to 500,000,000 shares.

The additional shares of our common stock to be authorized by adoption of the Amendment would have rights identical to our currently outstanding shares of common stock. Adoption of the proposed Amendment and subsequent issuance of the shares of common stock would not affect the rights of the holders of our currently outstanding shares of common stock, except for effects incidental to increasing the number of shares of our common stock. Incidental effects of a subsequent issuance of shares of our common stock (but not of the adoption of the Amendment in and of itself) include potentially diluting the voting power and percentage ownership of existing stockholders. Current holders of shares of our common stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock, including shares of our common stock, in order to maintain their proportionate ownership of our company.

If the proposed Amendment is approved, our Board may cause the issuance of additional shares of our common stock without further vote of our stockholders, except as provided under Delaware or other applicable law, our charter or bylaws or under the rules of the Nasdaq stock market. If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of State of the State of Delaware.

The increase in number of authorized shares of our common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of our company; however, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support our Board in opposing a takeover proposal. In addition, the increase in number of authorized shares of our common stock, if approved, may have the effect of discouraging a challenge for control of us or make it less likely that such a challenge, if attempted, would be successful. Our Board and executive officers have no knowledge of any current effort to obtain control of our company or to accumulate large amounts of our common stock.

Vote Required

This proposal must be approved by the affirmative vote of the holders of a majority of the common stock outstanding and entitled to vote on the Record Date. As a result, abstentions and broker non-votes will have the same effect as voting against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the tabular disclosure regarding such compensation under the caption “Executive Compensation” and the accompanying narrative disclosure set forth in this proxy statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase stockholder value.

The vote under this Proposal No. 5 is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 5:

RESOLVED, that the stockholders of Atossa Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company’s “named executive officers” (as defined in the Proxy Statement), as such compensation is described in the tabular disclosure regarding such compensation under the caption “Executive Compensation” and the accompanying narrative disclosure, set forth in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders."

Recommendation

The Board of Directors recommends a vote “FOR” approval of the foregoing resolution. Proxies will be so voted unless stockholders specify otherwise in their proxies.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5.

CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by Nasdaq and in light of each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Drs. Quay and Chen, are independent. It was determined that Dr. Quay lacks independence because of his status as the Company’s President and Chief Executive Officer and that Dr. Chen lacks independence because of her marriage to Dr. Quay. The independent board members meet regularly without the non-independent members and without management.

Corporate Code of Business Conduct and Ethics

We believe that our Board and committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom and experience that the Company needs in making sound business decisions. We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our President and Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. Our Corporate Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Corporate Code of Business Conduct and Ethics may only be granted by the Board or the Audit Committee and will be publicly announced promptly on our website. In furthering our commitment to these principles, we invite you to review our Corporate Code of Business Conduct and Ethics located on our website at www.atossatherapeutics.com.

Stockholder Communications

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations representative at 866-893-4927. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, Atossa Therapeutics, Inc., 107 Spring Street, Seattle, WA 98104. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.

BOARD OF DIRECTORS AND COMMITTEES

During fiscal 2020, our Board met ten times. All directors attended at least 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. During fiscal 2020, our Board had an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. All members of the Audit, Compensation and Nominating and Governance Committees are non-employee directors who are deemed independent.

Although the Company has no formal policies regarding director attendance at annual meetings, it does expect that all members of the Board will virtually attend the 2021 annual meeting. All members of the Board were present virtually or on the telephone at the 2020 annual meeting.

Board Leadership Structure and Risk Oversight

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board believes this leadership model, together with four of the other five Board members being independent, all key committees of the Board being comprised solely of, and chaired by, independent directors, and the Company’s established governance guidelines, provides an effective leadership structure for the Company. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and aligns corporate strategy with the Company’s day-to-day operations. In addition, to ensure effective independent oversight of the Company, the Board holds meetings of the independent directors of the Board at every meeting.

Dr. Quay has served as Chairman and Chief Executive Officer since the Company was incorporated in April 2009. The independent directors believe that because Dr. Quay manages the Company on a day-to-day basis as Chief Executive Officer and President, his direct involvement in the Company’s operations makes him uniquely qualified to lead the Board in effective decision-making and to efficiently align the Company’s day-to-day operations with the Board’s objectives.

The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

Board Committees

Audit Committee. As of the Record Date, the Audit Committee was comprised of Messrs. Steinhart (Chairman), Weaver and Remmel. The Audit Committee selects the Company’s independent registered public accounting firm, approves its compensation, oversees and evaluates the performance of the independent registered public accounting firm, oversees the accounting and financial reporting policies and internal control systems of the Company, reviews the Company’s interim and annual financial statements, independent registered public accounting firm reports and management letters, and performs other duties, as specified in the Audit Committee Charter, a copy of which is available on the Company’s website at www.atossatherapeutics.com. Additionally, the Audit Committee is involved in the oversight of the Company’s risk management through its review of policies relating to risk assessment and management. The Audit Committee met five times in fiscal 2020. All members of the Audit Committee satisfy the current independence standards promulgated by Nasdaq and the SEC, and the Board has determined that Richard Steinhart and Gregory Weaver each qualify as an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Compensation Committee. As of the Record Date, the Compensation Committee was comprised of Messrs. Weaver (Chairman) and Steinhart, and Dr. Galli. The Compensation Committee reviews and recommends the compensation arrangements for management, or approves such arrangements if so directed by the Board, establishes and reviews general compensation policies, administers the Company’s equity compensation plans and reviews and recommends to the Board the compensation paid to non-employee directors for their service on the Board. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the corporate and individual performance goals and objectives relevant to executive compensation and executives’ performance in light of such goals and objectives, and recommends other executives’ compensation levels to the Compensation Committee based on such evaluations. The Compensation Committee may delegate authority to grant awards under our Stock Option and Incentive Plan to the Chief Executive Officer but it has not historically done so. The Compensation Committee considers these recommendations and then makes an independent decision regarding officer compensation levels and awards. The Chief Executive Officer is not present when his compensation is evaluated. The Compensation Committee met three in fiscal 2020. A copy of the Compensation Committee Charter is available on the Company’s website at www.atossatherapeutics.com. All members of the Compensation Committee satisfy the current Nasdaq independence standards.

Nominating and Governance Committee. As of the Record Date, the Nominating and Governance Committee was comprised of Dr. Galli (Chairman) and Mr. Remmel. The Nominating and Governance Committee identifies and nominates candidates for election to the Board, establishes policies under which stockholders may recommend a candidate for consideration for nomination as a director, annually reviews and evaluates the performance, operations, size and composition of the Board and periodically assesses and reviews the Company’s Corporate Governance Guidelines and recommends any appropriate changes thereto. The Nominating and Governance Committee met two times in fiscal 2020. A copy of the Corporate Governance Committee Charter is available on our website at www.atossatherapeutics.com. All members of the Corporate Governance Committee satisfy the current Nasdaq independence standards.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding each executive officer and key employee is set forth below the table. Biographical information for Dr. Quay is set forth above under Proposal No. 1 (Election of Directors).

Name	Age	Position
Executive Officers:
Steven C. Quay, M.D., Ph.D.	70	Chairman of the Board, President and Chief Executive Officer
Kyle Guse, Esq., CPA (inactive)	57	Chief Financial Officer, General Counsel and Secretary

Kyle Guse, Esq., CPA (inactive). Mr. Guse has served as Chief Financial Officer, General Counsel and Secretary since January 2013. His experience includes more than 25 years of counseling life sciences and other rapid growth companies through all aspects of finance, corporate governance, securities laws and commercialization. Mr. Guse has practiced law at several of the largest international law firms, including from January 2012 through January 2013 as a partner at Baker Botts LLP and, prior to that, from October 2007 to January 2012, as a partner at McDermott Will & Emery LLP. Before working at McDermott Will & Emery, Mr. Guse previously served as a partner at Heller Ehrman LLP. Mr. Guse began his career as an accountant at Deloitte & Touche and he is an inactive Certified Public Accountant and member of the Bar in the State of California. Mr. Guse earned a B.S. in business administration and an M.B.A. from California State University, Sacramento, and a J.D. from Santa Clara University School of Law.

BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act) of our outstanding common stock for (i) each of our directors, (ii) each of our “named executive officers,” as defined in Executive Compensation below, (iii) all of our directors and executive officers as a group, and (iv) persons known to us to beneficially hold more than 5% of our outstanding common stock. The following information is presented as of March 24, 2021 or such other date as may be reflected below.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable within 60 days of March 24, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The address of each person listed on the table is c/o Atossa Therapeutics, Inc., 107 Spring Street, Seattle, Washington 98104.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class (1)
Steven C. Quay, M.D. Ph.D.(2)	3,135,676	2.53%
Kyle Guse, Esq., CPA (8)	1,153,767	*
Shu-Chih Chen, Ph.D.(3)	170,403	*
Stephen J. Galli, M.D.(5)	142,454	*
Gregory L. Weaver(4)	165,882	*
Richard I. Steinhart(6)	139,922	*
H. Lawrence Remmel, Esq.(7)	250	*
All current executive officers and directors as a group (7 persons)	4,908,354	3.98%

*	Less than one percent.
(1)	Based on 121,000,220 shares of common stock and preferred stock on an as-converted to common stock basis issued and outstanding as of March 24, 2021.
(2)

Consists of (i) 2,659 shares of common stock directly owned by Dr. Quay, (ii) 24,157 shares of common stock owned by Ensisheim Partners LLC, (iii) 3,104,315 shares of common stock issuable upon the exercise of stock options held by Dr. Quay and exercisable within 60 days after March 24, 2021, (iv) 8 shares of Preferred B Stock convertible into 2,273 shares of common stock, and (v) 2,272 warrants exercisable into 2,272 shares of common stock. Drs. Quay and Chen share voting and investment power over the securities held by Ensisheim. Ensisheim is solely owned and controlled by Drs. Quay and Chen, and, as a result, Drs. Quay and Chen are deemed to be beneficial owners of the shares held by this entity.

(3)

Consists of (i) 24,157 shares of common stock owned by Ensisheim, and (ii) 141,701 shares of common stock issuable upon the exercise of stock options held by Dr. Chen and exercisable within 60 days after March 24, 2021, (iii) 8 shares of Preferred B Stock, convertible into 2,273 shares of common stock and (iv) 2,272 warrants exercisable into 2,272 shares of common stock. Drs. Quay and Chen share voting and investment power over the securities held by Ensisheim. Ensisheim is solely owned and controlled by Drs. Quay and Chen, and, as a result, Drs. Quay and Chen are deemed to be beneficial owners of the shares held by this entity.

(4)

Consists of 165,826 shares of common stock issuable upon the exercise of stock options held by Mr. Weaver and exercisable within 60 days of March 24, 2021 and 56 shares of common stock held by Mr. Weaver.

(5)

Consists of (i) 98 shares of common stock held by Dr. Galli, and (ii) 142,356 shares of common stock issuable upon the exercise of stock options held by Dr. Galli and exercisable within 60 days of March 24, 2021.

(6)	Consists of 139,922 shares of common stock issuable upon the exercise of stock options held by Mr. Steinhart and exercisable within 60 days of March 24, 2021.
(7)

Consists of 250 shares of common stock held by Mr. Remmel and 11 shares of common stock held by Mr. Remmel’s spouse. Mr. Remmel disclaims beneficial ownership of the 11 shares of common stock held by his spouse.

(8)

Consists of (i) 1,148,388 shares of common stock issuable upon the exercise of stock options held by Mr. Guse and exercisable within 60 days of March 24, 2021, (ii) 834 shares of common stock held by Mr. Guse, (iii) 8 shares of Preferred B Stock convertible into 2,273 shares of common stock and (iv) 2,272 warrants exercisable into 2,272 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Parties

Other than compensation arrangements described below under the captions “Director Compensation” and “Executive Compensation,” we are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding common stock and members of their immediate families.

Related-Party Transaction Review and Approval

Related party transactions that the Company is required to disclose publicly under the federal securities laws will require prior approval of the Company’s independent directors without the participation of any director who may have a direct or indirect interest in the transaction in question. Related parties include directors, nominees for director, principal stockholders, executive officers and members of their immediate families. For these purposes, a “transaction” will include all financial transactions, arrangements or relationships, ranging from extending credit to the provision of goods and services for value and will include any transaction with a company in which a director, executive officer, immediate family member of a director or executive officer, or principal stockholder (that is, any person who beneficially owns five percent or more of any class of the Company’s voting securities) has an interest by virtue of a 10% or greater equity interest. The Company’s policies and procedures regarding related party transactions are not expected to be a part of a formal written policy, but rather, will represent a course of practice determined to be appropriate by the Board of Directors of the Company.

DIRECTOR COMPENSATION

Non-employee director compensation is generally reviewed and set annually at the Board meeting held in connection with the Annual Stockholder Meeting. The non-employee directors of the Company received the following for service on the Board from May 2020 through May 2021:

●	upon joining the Board, an initial fee of $50,000 in cash;

●	an annual cash payment of $50,000 for each board member; and

●	an annual grant of options exercisable for 45,000 shares;

In addition to the above, annual compensation for service on the Audit Committee is $20,000 for the Chair and $15,000 for each committee member, paid in cash quarterly. Annual compensation for service on the Compensation Committee and Nominating and Governance Committee is $15,000 for the Chair and $10,000 for each committee member, paid in cash quarterly. The independent board members are also reimbursed on a case by case basis up to a pre-set amount for actual out of pocket expenses for graduate level course work in fields related to the business of the Company.

The employee directors receive no compensation for their board service. Pursuant to the policies of Pryor Cashman, the law firm of which Mr. Remmel is a partner, the compensation Mr. Remmel receives for his services as a director (other than expense reimbursement) is paid to the firm directly. All directors receive reimbursement for reasonable travel expenses. The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Option Awards Dollar Amount (1)	Options Awards Number of Shares	Total
Shu-Chih Chen, Ph.D.	$50,000	$65,208	45,000	$115,208
Stephen Galli, M.D.	$75,000	$65,208	45,000	$140,208
H. Lawrence Remmel, Esq. (2)	$75,000	$65,208	45,000	$140,208
Richard Steinhart	$80,000	$65,208	45,000	$145,208
Gregory L. Weaver	$120,000	$101,434	70,000	$221,434

(1)

The value of the awards has been computed in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation ("ASC 718"). Assumptions used in the calculations for these amounts are included in the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Option awards consist of 2020 annual option grants, to purchase shares of common stock with an exercise price of $1.70, which was the fair value of our common shares at the time of grant. Options vest quarterly over a year.

(2)	The compensation Mr. Remmel receives for his services as a director in the form of an option grant is assigned to the Pryor Cashman law firm of which Mr. Remmel is a partner.

EXECUTIVE COMPENSATION

Remuneration of Officers

Our Compensation Committee is responsible for reviewing and evaluating key executive employee base salaries, setting goals and objectives for executive bonuses and administering benefit plans. The Compensation Committee provides advice and recommendations to our Board of Directors on such matters.

Summary Compensation Table

The following table sets forth the compensation earned by our President and Chief Executive Officer, and Chief Financial Officer (together, the “Named Executive Officers”), for fiscal years 2020 and 2019:

Name and Position		Year	Salary	Option Awards (1)	Nonequity Incentive Plan Compensation		All Other Compensation (3)	Total
Steven C. Quay, MD., Ph.D.
	President and Chief
	Executive Officer	2020	$600,624	$1,991,717	$330,343	(2)	$13,600	$2,936,284
		2019	$600,624	$4,888,337	$300,312	(2)	$18,650	$5,807,923
Kyle Guse
	Chief Financial Officer,
	General Counsel and
	Secretary	2020	$421,056	$761,335	$189,475	(2)	$13,600	$1,385,466
		2019	$421,056	$1,700,291	$189,475	(2)	$18,650	$2,329,472

(1)

The value of the option awards has been computed in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in the notes to our financial statements included in our annual report on Form 10-K. Additional information about the terms of each option award is below.

(2)	Amount represents the annual 2019 or 2020 performance bonus.
(3)	Amounts represent 401(k) match paid by the Company on behalf of the Named Executive Officer and reimbursements under our wellness program.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding our outstanding equity awards at December 31, 2020 for the Named Executive Officers, under the Company's Incentive Plans:

Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised options (#) Unexercisable	Option Exercise Price	Option Expiration date
Steven Quay		3/11/2013	246	(1)	0	$1,182.60	3/11/2023
	President and Chief Executive	5/6/2014	1,389	(2)	0	$219.60	5/6/2024
	Officer	3/16/2015	1,528	(2)	0	$338.40	3/16/2025
		5/18/2016	3,163	(3)	0	$47.34	5/18/2026
		5/24/2017	41,994	(2)	5,998	$5.64	5/24/2027
		5/17/2019	2,300,000	(5)	0	$1.36	5/17/2029
		4/9/2020	375,000	(6)	1,125,000	$1.48	4/9/2030
Kyle Guse
	Chief Financial Officer, General	1/4/2013	2,778	(4)	0	$739.80	1/4/2023
	Counsel and Secretary	6/4/2013	334	(2)	0	$775.80	6/4/2023
		1/8/2014	778	(2)	0	$396.00	1/8/2024
		5/6/2014	1,112	(2)	0	$219.60	5/6/2024
		3/16/2015	1,056	(1)	0	$338.40	3/16/2025
		5/18/2016	6,056	(3)	0	$47.34	5/18/2026
		5/24/2017	36,120	(2)	5,160	$5.64	5/24/2027
		5/17/2019	800,000	(5)	0	$1.36	5/17/2029
		4/9/2020	147,500	(6)	442,500	$1.48	4/9/2030

(1)	Option was granted in lieu of a cash bonus payable to the executive. The option was fully vested on the date of grant. See “Executive Compensation” above.
(2)	Option vests quarterly over four years from the date of grant.
(3)	Option vested quarterly over two years from the date of grant.
(4)	One quarter of the shares of common stock underlying the option vested on the first anniversary of employment and the remaining 75% vested in equal quarterly installments over the next three years.
(5)	75% of the options were vested upon the date of grant, the remaining 25% of the options vested quarterly over one year from the grant date.
(6)	Option vested quarterly over two years from the date of grant. Vesting accelerates with respect to 50% of the unvested options upon U.S. Federal Drug Administration ("FDA") approval of certain therapies.

Employment Agreements

Employment Agreement with Steven Quay, M.D., Ph.D.

The Company has entered into an employment agreement with Dr. Quay on September 27, 2010, to act as the Company’s Chief Executive Officer. The agreement provided for an initial base salary of $250,000, which was amended over the years and has been subsequently increased to $600,624 for 2020, with an annual target bonus of up to 50% of Dr. Quay’s then-current base salary, payable upon the achievement of performance goals to be established annually by the Compensation Committee.

The goals for fiscal 2020 included raising at least $10 million in capital, initiating enrollment for the reduction of mammographic breast density study, and evaluation, design and launch of the Covid-19 therapeutics program. In February 2020, the Compensation Committee reviewed the performance of Dr. Quay for 2020 against these goals and determined that his bonus for 2020 would be 110% of potential, or $330,343.

During the employment term, the Company will make available to Dr. Quay employee benefits provided to other key employees and officers of the Company. To the extent these benefits are based on length of service with the Company, Dr. Quay will receive full credit for prior service with the Company. Participation in health, hospitalization, disability, dental and other insurance plans that the Company may have in effect for other executives, all of which shall be paid for by the Company with contribution by Dr. Quay as set for the other executives, as and if appropriate.

Dr. Quay has also agreed that, for the period commencing on the date of his employment agreement with the Company and during the term of his employment and for a period of 12 months following voluntary termination of his employment with the Company that he will not compete with the Company in the United States. The employment agreement also contains provisions relating to confidential information and assignment of inventions, which require Dr. Quay to refrain from disclosing any proprietary information and to assign to the Company any inventions which directly concern the ForeCYTE Breast Aspirator, or future products, research, or development, or which result from work they perform for the Company or using its facilities.

Employment Agreement with Kyle Guse

The Company has entered into an employment agreement with Mr. Guse to act as the Company’s Chief Financial Officer, General Counsel and Secretary. The agreement was amended on May 18, 2016 and provided for a base salary of $364,000, which was amended over the years and has been increased to $421,056 for 2020, with an annual target bonus of up to 45% of Mr. Guse’s then-current base salary, payable upon the achievement of performance goals to be established annually by the Compensation Committee. Mr. Guse also received a new-hire option grant, which fully vested over an initial four-year period.

The goals for fiscal 2020 included raising at least $10 million in capital, initiating enrollment for the reduction of mammographic breast density study, and evaluation, design and launch of the Covid-19 therapeutics program. In February 2020, the Compensation Committee reviewed the performance of Mr. Guse for 2020 against these goals and determined that his bonus for 2020 would be 100% of potential, or $189,475.

During the employment term, the Company will make available to Mr. Guse employee benefits provided to other key employees and officers of the Company. To the extent these benefits are based on length of service with the Company, Mr. Guse will receive full credit for prior service with the Company. Participation in health, hospitalization, disability, dental and other insurance plans that the Company may have in effect for other executives, all of which shall be paid for by the Company with contribution by Mr. Guse as set for the other executives, as and if appropriate.

Mr. Guse has also agreed that, for the period commencing on the date of his employment agreement with the Company and during the term of his employment and for a period of six months following voluntary termination of his employment with the Company that he will not compete with the Company in the United States.

Severance Benefits and Change in Control Arrangements

The Company has agreed to provide the severance benefits and change in control arrangements described below to its named executive officers.

Dr. Steven Quay

Pursuant to his employment agreement, if (i) the Company terminates the employment of Dr. Quay without cause, or (ii) Dr. Quay terminates his employment for good reason, then Dr. Quay will be entitled to receive all accrued but unpaid compensation, plus a severance payment equal to 12 months of base salary. In addition, upon such event, the vesting of all shares of common stock underlying unvested options then held by Dr. Quay will accelerate, and the options will remain exercisable for the remainder of their terms. The cash severance payment is required to be paid in substantially equal installments over a period of six months beginning on the Company’s first payroll date that occurs following the 30th day after the effective date of termination of Dr. Quay’s employment, subject to certain conditions. The Company will not be required, however, to pay any severance pay for any period following the termination date if Dr. Quay materially violates certain provisions of his employment agreement and the violation is not cured within 30 days following receipt of written notice from the Company containing a description of the violation and a demand for immediate cure.

In addition, under the terms of his employment agreement, in the event of a “change in control” of the Company (as defined in the employment agreement) during Dr. Quay’s employment term, Dr. Quay will be entitled to receive a one-time payment equal to 2.9 times his base salary, and the vesting of all outstanding equity awards then held by Dr. Quay will accelerate such that they are fully vested as of the date of the change in control.

Kyle Guse

Pursuant to his employment agreement, if (i) the Company terminates the employment of Mr. Guse without cause, or (ii) Mr. Guse terminates his employment for good reason, then Mr. Guse will be entitled to receive all accrued but unpaid compensation including pro-rated bonus, plus a severance payment equal to 12 months of base salary. In addition, upon such event, the vesting of 50% of shares of common stock underlying unvested options then held by Mr. Guse will accelerate, and the options will remain exercisable for the remainder of their terms. The cash severance payment is required to be paid in substantially equal installments over a period of six months beginning on the Company’s first payroll date that occurs following the 30th day after the effective date of termination of Mr. Guse’s employment, subject to certain conditions. The Company will not be required, however, to pay any severance pay for any period following the termination date if Mr. Guse materially violates certain provisions of his employment agreement and the violation is not cured within 30 days following receipt of written notice from the Company containing a description of the violation and a demand for immediate cure.

In addition, under the terms of his employment agreement, in the event of a “change in control” of the Company (as defined in the employment agreement) during Mr. Guse’s employment term, Mr. Guse will be entitled to receive a one-time payment equal to two times his base salary, and the vesting of all outstanding equity awards then held by Mr. Guse will accelerate such that they are fully vested as of the date of the change in control.

Other Benefits

The Company offers health, dental, disability and life insurance to its full-time employees. A 401(k) Plan with matching up to 4% of salary is also offered to its full and part-time employees.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2020, regarding the Company’s Incentive Plans, as well as other stock options and warrants previously issued by the Company as compensation for services.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	7,065,186		$2.51	670,000
Equity compensation plans not approved by security holders	2,250	(1)	$739.80
Total	7,067,436		$2.74	670,000

(1)

Represents options granted to new employees as inducements for employment which were not required to be approved by security holders. The options are subject to the 2010 Stock Option and Incentive Plan, but were granted outside of such plan. Excludes warrants granted and outstanding in connection with financing agreements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.atossatherapeutics.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC.

No member of the Audit Committee is a professional accountant or auditor. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of management's testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and discussed with the independent auditors matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communication with Audit Committees. The Audit Committee has received from the independent auditors the written disclosures regarding the auditor’s independence required by the PCAOB Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit Committee of the Board of Directors

Richard I. Steinhart, Chairman
Gregory L. Weaver
H. Lawrence Remmel, Esq.

GENERAL

"About the Meeting - What do I need to do to virtually attend the annual meeting via live audio webcast?"

In order to participate in the 2021 Annual Meeting live via the Internet, you must register at http://www.viewproxy.com/AtossaTherapeutics/2021/htype.asp by 11:59 p.m. Eastern Time on May 11, 2021. If you are a registered holder, you must register using the Virtual Control Number, mailed on or about April 15, 2021 to stockholders of record who held common stock at the close of business on the record date, March 24, 2021, included on your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number in order to vote your shares during the 2021 Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to virtually attend the 2021 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.viewproxy.com/AtossaTherapeutics/2021/htype.asp.

“About the Meeting – Who do I contact if I am having technical problems voting or attending the meeting?”

If you have any questions about attending the virtual meeting, or otherwise require technical assistance prior to or during the meeting, please contact: VirtualMeeting@viewproxy.com or call 1-866-612-8937

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the annual meeting. If any other matter is properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate Secretary in the form prescribed by our Bylaws, as described below.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be included in the 2022 annual meeting proxy materials must be received by the Secretary of the Company no later than December 16, 2021, or otherwise as permitted by applicable law (the “Proxy Deadline”). The form and substance of these proposals must satisfy the requirements established by the Company’s Bylaws and the SEC, and the timing for the submission of any such proposals may be subject to change as a result of changes in SEC rules and regulations.

Additionally, stockholders who intend to present a stockholder proposal at the 2022 annual meeting must provide the Secretary of the Company with written notice of the proposal between 90 and 120 days prior to the one-year anniversary date of the 2021 annual meeting; provided, however, that if the 2022 annual meeting date is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary date of the 2021 annual meeting, then stockholders must provide notice within time periods specified in our Bylaws. Notice must be tendered in the proper form prescribed by our Bylaws. Proposals not meeting the requirements set forth in our Bylaws will not be entertained at the meeting.

Additionally, any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with all information relating to such nominee that is required to be disclosed in proxy statements pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The Nominating and Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s Proxy Statement for that annual meeting.

DELIVERY OF PROXY MATERIALS

Our annual report to stockholders for the fiscal year ended December 31, 2020, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K for fiscal 2020 are available from the Company without charge upon written request of a stockholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact the Company’s Secretary at 107 Spring Street, Seattle, Washington 98104 or by telephone at (866) 893-4927. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the SEC. Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

The Company’s common stock is listed on The Nasdaq Capital Market and trades under the symbol “ATOS”.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
ENCLOSED PROXY.

ATOSSA THERAPEUTICS, INC.
107 Spring Street
Seattle, Washington 98104

APPENDIX A

ATOSSA THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY MAY 14, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The stockholder(s) hereby appoint(s) Steven C. Quay, M.D., Ph.D. and Kyle Guse or any of  them,  as  proxies,  each  with the power to appoint  his  or  her  substitute,  and  hereby  authorize(s) them  to  represent  and  to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Atossa Therapeutics, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00  PM  PT on  May 14, 2021  and  any  adjournment or  postponement  thereof.  The Annual Meeting of Stockholders will be held virtually. In order to virtually attend the meeting, you must register at http://viewproxy.com/AtossaTherapeutics/2021/htype.asp by 11:59 PM ET on May 11, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to virtually attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting Information

- Attending the Annual Meeting Virtually” and “Voting Information - Voting at the Annual Meeting Virtually”.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 14, 2021

The Proxy Statement to Stockholders is available at:

http://www.viewproxy.com/AtossaTherapeutics/2021

PLEASE MARK YOUR VOTE IN BLUE INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR all director nominees FOR Proposals 2, 3, 4 and 5.

Proposal 1. Elect Directors to Class III

Class III Nominees:

01 Shu-Chih Chen Ph.D.

02 H. Lawrence Remmel, Esq.

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

Instructions: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) for which you wish to withhold authority below.

Proposal 2. Ratify BDO USA LLP as independent registered public accounting firm for the fiscal year ending December 31, 2021.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Proposal 5. Advisory (non-binding) vote on executive compensation.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

NOTE: To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

VIRTUAL CONTROL NUMBER

Dated:______________________________

____

Signature(s) of

____

Stockholder(s) Title

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.FCRvote.com/ATOS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1 (866) 402-3905

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY